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                                                                      Exhibit 23


                     CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of H.B. Fuller Company of our report dated January 10, 2000 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of H.B. Fuller Company, which is incorporated by reference in H.B. Fuller Company's Annual Report on Form 10-K for the year ended November 27, 1999. We also consent to the incorporation by reference of our report dated January 10, 2000 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
October 19, 2000